EXHIBIT 10.10

                           ASSET PURCHASE AGREEMENT

                             DATED MARCH 31, 1997

                                 BY AND AMONG

                   OUTSOURCE INTERNATIONAL OF AMERICA, INC.

                                   AS BUYER

                                     AND

                                STAND-BY, INC

                                     AND

                                CARLENE WALKER

                                  AS SELLER

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                        ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made and entered into as of the 31st day of March, 1997 ("Agreement"), by and among OutSource International of America, Inc., a Florida corporation ("Buyer" or "OutSource"), and Stand-By, Inc., a Colorado Corporation, doing business as Stand-By Personnel ("SBPI"), and Carlene Walker ("Walker") (sometimes collectively referred to as "Seller").

                                   RECITALS:

     WHEREAS, the Seller operates a temporary help business from one (1) seasonal and six (6) year-round locations in and around Denver, Colorado (the "Business").

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and conditions set forth herein, substantially all of the assets of the Seller, which together constitute substantially all of the assets that are used in connection with, necessary for, or beneficial to, the operation of the Business;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  SALE OF ASSETS; ASSUMPTION OF LIABILITIES.

     1.1 SALE OF ASSETS OF SELLER. Subject to the terms and conditions hereof, Seller will sell, convey, assign, transfer and deliver to Buyer at the Closing (as hereafter defined), and Buyer will purchase and accept at the Closing, all assets, properties, privileges, rights, interests, business and goodwill owned by Seller or in which Seller has an interest (except the Excluded Assets, as hereinafter defined), and used or held for use in connection with the operation of the Business, of every kind and description, real, personal and mixed, tangible and intangible and wherever located (such assets, properties, privileges, rights, interests, business and goodwill being transferred hereunder are hereinafter referred to collectively as the "Assets"). Without limiting the generality of the foregoing, the Assets shall include all of Seller's right, title and interest in and to the following (except to the extent any of the following constitute Excluded Assets):

          (a) All supplies, equipment, vehicles, machinery, furniture, fixtures, leasehold improvements, security deposits, (excluding all Liberty Mutual escrow account held for workers' compensation insurance) and other tangible property owned by Seller or used by Seller in connection with the Business, including the tangible assets listed on SCHEDULE 1.1.

          (b) All of Seller' right, title and interest under all agreements or contracts to which it is a party or by which it or the Assets are bound or which otherwise relate to the Business, including, without limitation, the documents listed in EXHIBIT A or SCHEDULE 3.7 hereto;

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          (c) All proprietary knowledge, trade secrets, technical information, quality control data, processes (whether secret or not), methods, and other similar know-how or rights used in the Business;

          (d) The Business as a going concern and its customer lists, vendor lists, choses in action, rights of recovery, rights of recoupment, lists of temporary employees, together with all books, computer software, files, papers, records and other data of Seller relating to their respective assets, properties, business and operations. Buyer shall permit Seller access, on reasonable notice, to inspect, copy or duplicate such records and Buyer shall keep such records intact for a period of seven (7) years following Closing. At the end of the seven (7) year period Buyer shall not destroy such records without Sellers consent;

          (e) A non-exclusive right in and to Seller's trade names and trademarks used in the Business, and variants thereof and all goodwill associated therewith for a period of twelve (12) months from the date of Closing; and

          (f) All other property and rights of every kind or nature owned by Seller or used in the Business, including but not limited to the employment applications of temporary and permanent staff (the "Applications").

     1.2 ASSETS RETAINED BY SELLER. There shall be excluded from the Assets and retained by Seller all of the following (collectively, the "Excluded Assets"):

          (a) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation;

          (b) any of the rights of Seller under this Agreement (or under any agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement);

          (c) all cash, trade accounts receivable, marketable securities, intercompany accounts receivable, Liberty Mutual escrow account, Lincoln Town Car (and the lease thereon) and life insurance policies of the Business and all personal assets of Walker; and

          (d) All of Seller' right, title and interest in and to the Intellectual Property (as hereafter defined) owned by Seller or used in the Business.

     1.3 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume, and shall agree to satisfy and discharge as the same become due only those liabilities and obligations of Seller

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specifically listed on EXHIBIT A hereto (the "Assumed Obligations") and, subject to Section 1.4 of this Agreement, the Assumed Leases (as hereafter defined). Buyer shall not assume or be responsible at any time for any liability, obligation, debt or commitment of Seller, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, that is not expressly listed on EXHIBIT A hereto. Without limiting the generality of the foregoing sentence, Buyer shall not assume or be responsible for any of the following: any amounts due to any of Seller' creditors listed on EXHIBIT A hereto in excess of the amounts expressly listed thereon; any matured obligations under leases, licenses, contracts or agreements in excess of the amounts expressly listed on EXHIBIT A hereto; any liabilities, obligations, debts or commitments of Seller incident to, arising out of, or incurred with respect to, this Agreement and the transactions contemplated hereby; any and all franchise, income, gross receipts, excise, payroll, personal property (tangible or intangible), real property, ad-valorem, value added, leasing, leasing use, or other taxes, levies, imposts, duties, charges or withholdings of any nature arising out of the transactions contemplated hereby, except that Buyer shall be responsible for paying the sales and use tax that will arise from this transaction.

Buyer's assumption of the Assumed Obligations shall in no way expand the rights and remedies of third parties against Buyer as compared to the rights and remedies which such parties would have had against Seller had this Agreement not been consummated.

     1.4 LEASES. Notwithstanding any other provision of this Agreement, Buyer's assumption of any liabilities or obligations of any Seller with respect to any lease or leasehold interest (the "Assumed Leases") shall be subject to the terms of the Lease Assignment and Assumption Agreements to be delivered pursuant to Sections 2.2(g) and 2.3(b) of the Agreement.

     1.5 PAYMENT FOR ASSETS. Buyer shall purchase the Assets for an aggregate purchase price (the "Purchase Price") of Five Million Five Hundred Thousand Dollars ($5,500,000.00), which shall be allocated as mutually agreed to by the parties, and set forth on EXHIBIT B hereto.

     1.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets as set forth on EXHIBIT B hereto (the "Allocation"). The Allocation shall be made in accordance with Section 1060 of the Internal Revenue Code and applicable Treasury regulations. The Buyer and Seller shall (i) be bound by the Allocation for purposes of determining any Taxes (as hereafter defined), (ii) prepare and file tax returns on a basis consistent with the Allocation and (iii) take no position inconsistent with the Allocation in any proceeding before any taxing authority or otherwise. In the event that the Allocation is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of the receipt of such notice.

     1.7 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price as follows:

          (a) Buyer shall pay Five Million Dollars ($5,000,000.00), in accordance with the allocation in Exhibit B, to SBPI, or Carlene A. Walker, by bank wire (the "Cash Payment") on the Closing Date; and

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          (b) At Closing, deliver to SBPI a subordinated note ("Subordinated
Note") substantially in the form attached as EXHIBIT C hereto.

               (i) The note shall be for Five Hundred Thousand Dollars ($500,000.00) and it shall bear no interest. It shall be due in two (2) equal annual installments. The first installment shall be due thirteen and one-half (13 1/2) months from the date of Closing and second installment shall be due twenty-five and one-half (25 1/2) months from the date of Closing. Both installments shall be subject to adjustment per Section 1.7(b)(ii) below.

               (ii) The amount of each principal installment, and the balance due under the note referred to in 1.7(b)(i) above will be:

                        (t) decreased by fifteen-cents ($.15) for each dollar that OutSource's gross margin from the Denver, CO operations is less than Four Million Seven Hundred-Fifty Thousand Dollars ($4,750,000.00) in 1997 and Five Million Five Hundred Thousand Dollars ($5,500,000.00) in 1998;

                        (u) the maximum amount of any such decrease will not exceed Two Hundred and Fifty Thousand Dollars ($250,000.00) in any given year;

                        (v) increased by fifteen-cents ($.15) for each dollar that OutSource's gross margin from the Denver, CO operations is more than Four Million Seven Hundred-Fifty Thousand Dollars ($4,750,000.00) in 1997 and Five Million Five Hundred Thousand Dollars ($5,500,000.00) in 1998;

                        (w) the maximum amount of any such increase will not exceed Thirty Thousand Dollars ($30,000.00) for the year 1997 and Fifteen Thousand Dollars ($15,000.00) for the year 1998;

                        (x) gross margin shall be defined as net revenues less direct temporary help payroll, all employer paid payroll taxes on said temporary help payroll, workers' compensation insurance coverage on said temporary help payroll, safety equipment (not to exceed the percent that safety equipment is to temporary help payroll as experienced on SBPI's financial statements for the 12 months ended 9/30/96) and transportation costs of picking up and delivering temporary help to job sites (not to exceed the percent that transportation cost is to temporary help payroll as experienced on SBPI's financial statements for the 12 months ended 9/30/96); net

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                        revenues is defined as: gross sales, less returns and
                        allowances and bad debts (bad debts not to exceed the bad debt as reflected on SBPI's 9/30/96 financial statements).

                        (y) Buyer shall allow Seller full access to its work papers in connection with the adjustments made to the Subordinated Note. In the event the parties are in dispute concerning the adjustments that are made to the Subordinated Note, and cannot resolve such dispute among themselves, then either party can engage the accounting firm of Arthur Anderson & Co. to review the adjustments and the parties agree to abide by the decision of Arthur Anderson; in the event Arthur Anderson is the accounting firm for either party then another "Big 6" accounting firm shall be mutually agreed upon by the parties. If Arthur Anderson finds for the party who requested Arthur Anderson's services, and such adjustment that Arthur Anderson finds is more than three percent (3%) of the original proposed adjustment, then the other party shall pay such auditing expenses.

                        (z) the gross margin targets for 1997 and 1998 shall include all of OutSource's Denver operations with the exception of any acquisitons OutSource might make in the future.

          (c) ENCUMBRANCES. The Assets shall be sold and conveyed to Buyer free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, title defects, pledges, encroachments and burdens of every kind or nature whatsoever, except for the matters set forth in
SCHEDULE 3.1 hereto (the "Permitted Liens").

     1.8 PRORATION. All ad valorem and property taxes, and any similar assessment based upon or measured by Seller's ownership interest in the Assets, shall be prorated between Seller and Buyer as of the Closing Date based upon such taxes assessed against the Assets for the tax period in question, or if there is insufficient information for such tax period, based upon taxes assessed for the immediately preceding tax period. All such taxes shall be prorated on the basis of a 365-day year. Seller shall be charged for all such taxes and assessments based upon or measured by Seller's ownership prior to the Closing Date and Buyer shall be charged for all such taxes and assessments based upon or measured by Buyer's ownership on or after the Closing Date. All such prorations and payments shall be made within ten (10) business days of the Closing and shall be final and binding on the parties.

2.  CLOSING DATE.

     2.1 TIME AND PLACE OF CLOSING. The closing of the sale and purchase of the Assets (the "Closing") will take place at the offices of Minor & Brown, P.C., 650 South Cherry Street, Suite

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1100, Denver, CO 80222 at 10:00 a.m., Mountain Standard Time, on March 31, 1997
or at such other time and place as the parties may establish (the date of the Closing being hereinafter referred to as the "Closing Date"). The transactions contemplated hereby shall be deemed to be effective as of 12:01 a.m., Mountain Standard Time, on the Closing Date. If any extension of time is needed to close it shall only be by mutual agreement of both parties.

     2.2 DELIVERIES BY SELLER. At or prior to the Closing, Seller shall execute and deliver or cause to be executed and delivered to Buyer the following:

          (a) A Bill of Sale and Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT D hereto;

          (b) Non-competition Agreement in substantially the form attached as EXHIBIT G hereto executed by Walker pursuant to which she shall agree not to compete within the counties of Adams, Arapahoe, Denver, Douglas and Jefferson, all in the state of Colorado, for a period of five years;

          (c) An Assignment of Applications, in substantially the form attached as EXHIBIT I hereto;

          (d) A Certificate executed as of the Closing Date by a duly authorized officer of SBPI certifying: (i) the resolutions of the Board of Directors and Shareholders of SBPI approving the transactions contemplated hereby, and (ii) as to the accuracy of SBPI's representations and warranties and as to the performance and compliance of all of the terms, provisions and conditions to be performed or complied with by SBPI at or before Closing;

          (e) The documents required pursuant to Sections 7.2 (Approvals), 7.4(Financial Statements), 7.9 (Non-competition Agreements), 7.10 (Disclosure Schedule), 7.11 (Option to Purchase) 7.14 (Opinion of Seller's Counsel) and 7.15 (Right to Use Name) of this Agreement;

          (f) An Assignment and Assumption of lease(s) substantially in the form attached as EXHIBIT H hereto;

          (g) An Assignment, substantially in the form attached as EXHIBIT K granting OutSource the nonexclusive right to use the "Stand-by Personnel" name and logo, for One Dollar ($1.00) consideration, for a period of twelve (12) months from the date of Closing;

          (h) An option to purchase, substantially in the form attached as EXHIBIT L, granting OutSource an option to purchase Printers Personnel, Inc.

          (i) Such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request.

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     2.3 DELIVERIES BY BUYER. At or prior to Closing, Buyer shall execute and deliver or cause to be executed and delivered to Seller the following:

          (a) The Subordinated Note in the form attached as EXHIBIT C hereto.

          (b) An Assignment and Assumption Agreement, in substantially the form attached as EXHIBIT E hereto;

          (c) A Certificate executed as of the Closing Date by a duly authorized officer of Buyer certifying: (i) the resolutions of the Board of Directors of Buyer approving the transactions contemplated hereby, and (ii) as to the accuracy of Buyer's representations and warranties and as to the performance and compliance of all of the terms, provisions and conditions to be performed or complied with by Buyer at or before Closing; and

          (d) A non-competition agreement, in substantially the form attached as Exhibit M, executed by OutSource, pursuant to which OutSource shall agree not to compete within the counties of Adams, Arapahoe, Denver, Douglas and Jefferson all in the state of Colorado for a period of fifteen (15) months following Closing in the printing and graphics arts industries.

          (e) Triple net leases, executed as of the Closing Date, for the facilities listed on SCHEDULE 1.4, for a period of five (5) years at a base rental rate of seven dollars ($7.00) per square foot. At the Closing OutSource will advise Seller if it does not desire to retain any particular location listed on SCHEDULE 1.4. In the event OutSource decides not to retain any particular location, it will continue to lease said location from Walker (or assigns) until such time as Walker (or assigns) can either sub-lease, at substantially the same terms, or sell the location.

          (f) Such other instruments of assumption as Seller and their counsel may reasonably request.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller, jointly and severally, as a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, makes the following representations and warranties to Buyer. Exceptions to such representations and warranties are set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule shall be effective to modify only those representations and warranties to which the Disclosure Schedule makes explicit reference. The phrase "to any Seller's knowledge" or similar language used in this Section 3 shall, in each case, mean the best knowledge of any Seller.

     3.1 TITLE TO ASSETS. Except as described in SCHEDULE 3.1 hereto, Seller has good, marketable and unencumbered title to the Assets (or, with respect to any real or personal property

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leases included in the Assets, a valid leasehold interest therein), free and clear of all mortgages, security interests, liens, claims, encumbrances, title defects, pledges, charges, assessments, covenants, encroachments and burdens of any kind or nature whatsoever, and have full right and authority to transfer and deliver all the Assets. Except as described in SCHEDULE 3.1 hereto, upon consummation of the transactions contemplated hereby, Seller will have transferred to Buyer good, marketable and unencumbered title to the Assets (or with respect to any real or personal property leases included in the Assets, a valid leasehold interest therein), free and clear of all mortgages, security interests, liens, claims, encumbrances, title defects, pledges, charges, assessments, covenants, encroachments and burdens of any kind or nature whatsoever. The Assets constitute all of the assets that are used in connection with, necessary for, or beneficial to the operation of the Business.

     3.2 CORPORATE STATUS OF SBPI. Standby, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. It has all requisite corporate power and authority to own, operate and lease its properties and assets, to conduct its business as it is now being conducted, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. An accurate and complete copy of the Articles of Incorporation and Bylaws, as presently in effect, are included as an attachment to SCHEDULE 3.2 hereto.

     3.3 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Seller of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action of Seller. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Seller, and enforceable against Seller in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

     3.4 CONDITION OF REAL AND PERSONAL PROPERTY; LEASES. All real property leased by Seller and used in the operation of the Business is listed and described in SCHEDULE 1.4 hereto. To the best of Seller knowledge, all buildings and improvements located thereon are in good condition and repair, subject only to normal wear and tear. To the best of Seller's knowledge, as of September 30, 1996, all material items of tangible personal property and assets owned or leased by Seller and used in the operation of the Business are described in
SCHEDULE 1.1 hereto. To the best of Seller's knowledge, all machinery and equipment listed in SCHEDULE 1.1 conforms to all applicable ordinances, regulations, and zoning or other laws. Except as described in SCHEDULE 3.4, to the best of Seller's knowledge, all items listed on SCHEDULE 1.1 are in good operating condition and repair, subject only to normal wear and tear. Seller has delivered to Buyer accurate and complete copies of all leases relating to real and personal property leased by Seller and used in the

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operation of the Business and, except as described in SCHEDULE 1.4, all such leases are in full force and effect, no event of default has been declared thereunder and, to the Seller's knowledge, no basis for any default exists.

     3.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Attached hereto as part of SCHEDULE 3.5 are the Seller's profit & loss statement and balance sheet ("Financial Statements") up through the period ending September 30, 1996, which have been reviewed but not audited; and attached are the financial statements for the period ending December 31, 1996 which have not been reviewed or audited. The Financial Statements for the period ending September 30, 1996 (y) present fairly the financial position and results of operations of the Seller for the dates or periods indicated thereon, (z) accurately reflect the transactions, assets and liabilities of Seller as of the dates and for the periods presented. Except as set forth in the Financial Statements or on SCHEDULE 3.5 hereto, Seller has no debts, liabilities or obligations, whether direct or indirect, accrued, absolute, contingent, matured or known and whether or not of a nature required to be reflected or reserved against in a balance sheet in accordance with generally accepted accounting principles. To the best of Seller's knowledge, Seller is not aware of any basis for the assertion of any claims or liabilities of any nature which are not fully reflected or reserved against in the Financial Statements or otherwise disclosed in SCHEDULE 3.5 hereto.

     3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 10, 1997, Seller has conducted its business only in the normal and ordinary course in substantially the same manner as heretofore conducted and has used all reasonable efforts consistent with normal business practices to preserve and promote such business and to avoid any act that might have a material adverse effect upon the value of such business as a going concern or upon the Assets. To the best of Seller's knowledge, no event has occurred to prevent the Seller's business from operating in a normal and usual manner and in substantially the same manner as heretofore operated. Except as expressly set forth in SCHEDULE 3.6 hereto, since March 10, 1997:

          (a) there has not been any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Seller's business or the Assets;

          (b) there has not been any (i) increase (other than normal merit or cost-of-living increases in the ordinary course of business and consistent with past practices) or material change: (y) in compensation or bonuses payable to or to become payable by Seller to its officers, employees or agents, or (z) in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such officers, employees or agents; or (ii) other material change in the employment terms of any officer, employee or agent of Seller;

          (c) there has not been any sale, transfer or other disposition of any tangible or intangible asset, or real or personal property or interest therein, or any mortgage, lien or encumbrance placed thereon except in the ordinary course of business and consistent with past practice;

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          (d) there have not been any capital expenditures, capital additions, capital improvements or charitable contributions made, or committed to be made, involving, individually or in the aggregate, One Thousand Dollars ($1,000.00) or more, without the prior written consent of Buyer;

          (e) there has not been any material failure to maintain any Seller's books, accounts and records in the usual, regular and ordinary manner and in accordance with good business practices and consistent with past practice;

          (f) to the best of Seller's knowledge there has not been any action taken or intentionally omitted to be taken by Seller which could cause (with or without the giving of notice or the passage of time, or both) the breach, default, acceleration, amendment, termination or waiver of or under any Material Agreement (as hereinafter defined) or the imposition of any lien, encumbrance, mortgage or other claim or charge against the Assets;

          (g) except for professional fees incurred as a part of this transaction, there has not been any liability, obligation or commitment incurred by SBPI involving, individually or in the aggregate, of more than $2,500.00, outside of the ordinary course of business;

          (h) Seller has not entered into, nor has any Seller or the Assets become subject to, any contracts, agreements, commitments, indentures, mortgages, notes, bonds, licenses, real or personal property leases or other obligations, outside of the ordinary course of business, of the type required to be disclosed in SCHEDULE 3.7 hereto that are not otherwise disclosed herein;

          (i) SBPI has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any person or entity;

          (j) there has been no change made or authorized in the charter or bylaws of SBPI;

          (k) SBPI has not issued, sold or otherwise disposed of any of its capital stock or granted any options, warrants or other rights to purchase or obtain any of its capital stock;

          (l) Seller has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (m) SBPI has not made any loan to, or entered into any other transaction with, any of its directors, officers or employees;

          (n) to the best of Seller's knowledge, there has not been any other event or condition of any character which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the Assets or on the business, financial condition or operations of Seller; and

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          (o)  there has not been any commitment to do any of the foregoing.

     3.7 CONTRACTS AND COMMITMENTS. EXHIBIT A and SCHEDULE 3.7 hereto together include a true, correct and complete list of all material contracts, agreements, commitments, indentures, mortgages, notes, bonds, licenses, real and personal property leases and other obligations to which Seller is a party, by which Seller or its assets or properties are bound or may be affected or which otherwise relate to the Business (the "Material Agreements"). Without limiting the generality of the foregoing, the term Material Agreement includes: (a) any lease or license with respect to any Assets, whether a Seller is tenant, landlord, licensor or licensee thereunder; (b) any agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Assets; (c) any agreement concerning a partnership or joint venture; (d) any agreements between SBPI on the one hand and any of its shareholders, officers, directors or employees on the other; (e) any agreement relating to confidentiality or noncompetition; (f) any preferential purchase right, right of first refusal or similar agreement; (g) any agreement entered into outside of the ordinary course of business; or (h) any other agreement (or group of related agreements) which could involve expenditures (in cash or in kind) by SBPI in excess of $10,000.00 per year. To the best of Seller's knowledge, true and complete copies of all of the Material Agreements are included as part of
SCHEDULE 3.7 hereto. To the best of Seller's knowledge, each of the Material Agreements listed in EXHIBIT A and SCHEDULE 3.7 are valid, binding and enforceable in accordance with their respective terms and are in full force and effect and were entered into in the ordinary course of business on an "arms length" basis. No part of Seller's rights or benefits under any Material Agreement has been assigned, transferred, or in any way encumbered. To the best of Seller's knowledge, Seller is not in breach of nor has Seller defaulted under any of the Material Agreements and no occurrence or circumstance exists which constitutes (with or without the giving of notice or the passage of time or both) a breach or default by Seller under any Material Agreement. To Seller's knowledge, the other parties to the Material Agreements are not in default thereunder and no occurrence or circumstance exists which constitutes or would constitute (with or without the giving of notice or the passage of time or both) a breach or default by the other party thereunder. Except as set forth on
SCHEDULE 3.7 hereto, neither Seller nor any of the Assets are bound by or subject to any contract, agreement, commitment, indenture, mortgage, note, bond, license, real or personal property lease or other obligation which on the Closing Date cannot be terminated upon thirty (30) days' written notice by Seller or Buyer without penalty or other obligation being incurred upon such termination.

     3.8 INTELLECTUAL PROPERTY. To the best of Seller's knowledge, Seller owns or is licensed to use all patents, trademarks, copyrights, trade names, service marks and other trade designations, including common law rights, registrations, applications for registration, technology, know-how or processes necessary to conduct the Business ("Intellectual Property"), free and clear of and without conflict with the rights of others. Except for "over the counter software", each item of Intellectual Property owned or used by Seller immediately prior to the Closing shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing. To the knowledge of Seller, Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and, to the best of Seller's knowledge, Seller has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller.
SCHEDULE 3.8 hereto contains a true and correct description of the following:

          (a) All Intellectual Property currently owned, in whole or in part, by Seller, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party; and

          (b) All agreements relating to Intellectual Property that Seller is licensed or authorized to use from others or which Seller licenses or authorizes others to use.

     3.9 TAXES. All federal, state and local tax returns, or extensions, (including information returns) and reports of Seller required by any applicable law, rule, regulation or procedure of any federal, state or local authority or body to be filed have been duly filed by such Seller. Except as described in
SECTION 3.9, Seller has either (i) paid all federal, state, county, local and other taxes (hereinafter "Taxes" or individually a "Tax") required to be paid by them through the Closing Date and all deficiencies or other additions to Tax, including interest or penalties owed in connection with any such Taxes or (ii) included adequate provision for all such Taxes and deficiencies or other additions to Tax applicable to Seller in the Seller's Financial Statements. To the best of Seller's knowledge, all Taxes and other assessments and levies required to be collected or withheld by Seller with respect to the operation of their business from customers with respect to sales of products or from employees for income taxes, social security taxes and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies, or set aside in an account owned by Seller and established for that purpose.

      Except as disclosed in SCHEDULE 3.9, Seller is not a party to any pending action or proceeding regarding assessment or collection of Taxes by any governmental authority. To Seller's knowledge, no action or proceeding regarding assessment or collection of Taxes is threatened against Seller and there are no facts or state of facts existing that (with or without the giving of notice or the passage of time or both) could form the basis for any such action or proceeding. Seller has not executed or filed any agreement with the Internal Revenue Service or any other taxing authority extending the period for the assessment or collection of any Taxes.

     3.10 LITIGATION. Except as set forth in SCHEDULE 3.10, there is no suit, proceeding, action, claim or investigation, at law or in equity, pending or, to Seller's knowledge, threatened against or affecting in any material way the assets, properties or property interests of Seller. To the best of Seller's knowledge, there are no facts or state of facts existing that (with or without the giving or notice or the passage of time or both) could form the basis for any such suit, proceeding, action, claim or investigation. Neither Seller nor any of its assets, property or property interests is subject to any judgement, order, writ, injunction or decree of any court or any federal, state, municipal, foreign or other governmental authority, department, commission, board, bureau, agency or other instrumentality.

     3.11 EMPLOYEE BENEFIT PLANS; ERISA.

          (a) SCHEDULE 3.11 hereto lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other employee benefit arrangement, contract, agreement or policy, including, without limitation, pension, profit sharing or thrift plans, medical benefit programs, death benefit and disability programs, and severance, vacation and sick leave policies applicable to employees of the Seller (hereinafter referred to collectively as the "Plans").

          (b) To the best of Seller's knowledge, all Plans have complied in all material respects with all applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and any predecessor Federal income tax laws, ERISA, all other applicable laws and any applicable collective bargaining agreements.

     3.12 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in SCHEDULE 3.12, neither the execution nor delivery by Seller of this Agreement, or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof, will (a) conflict with or result in a breach of any provision of SBPI's Articles of Incorporation or Bylaws, (b) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the passage of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under, any Material Agreement, (c) result in the creation of a lien, security interest, charge or encumbrance upon any of the Assets, or (d) violate any law or any rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency or governmental body to which any Seller or its properties or assets may be subject. No approval, authorization, consent or other action of, or filing with, or notice to any court, administrative agency or other governmental authority or any other person or entity is required for the execution and delivery by any Seller of this Agreement or any agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby, except as set forth in SCHEDULE 3.12.

     3.13 LICENSES, PERMITS AND AUTHORIZATIONS. To the best of Seller's knowledge, Seller has all permits, licenses, certificates of occupancy, approvals or other authorizations from and registrations with federal, state, municipal and foreign governmental agencies and private associations necessary to operate the Business (collectively the "Permits") and, to the best of Seller's knowledge, all such Permits are in full force and effect and no suspension or cancellation of any such Permit is threatened. All such Permits, except as disclosed on SCHEDULE 3.13, shall continue in full force and effect on behalf of Buyer following consummation of the transactions contemplated by this Agreement to the extent allowable under applicable law and regulation. A list of the Permits is included in SCHEDULE
3.13 hereto.

     3.14 GUARANTEES. Except as set forth in SCHEDULE 3.14 attached hereto, neither the Business nor any of the Assets is or will be at the Closing, directly or indirectly, (i) liable, by guarantee or otherwise, upon or with respect to, (ii) obligated, by discount or repurchase agreement or in any other way, to provide funds in respect of, or (iii) obligated to guarantee or assume, any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

     3.15 CORPORATE AND PERSONNEL DATA; LABOR RELATIONS. To the best of Seller's knowledge, Seller is in compliance with all federal, state and local rules and regulations affecting employment and employment practices of Seller, including those relating to terms and conditions of employment and wages. There are no complaints pending, or to Seller's knowledge threatened, against Seller in connection with any employment related matters. Seller is not a party to any collective bargaining agreement. SCHEDULE 3.15 includes a monthly report which reflects Seller's current permanent employee payroll; this report accurately reflects Seller's entire current monthly payroll obligations to its permanent employees. SCHEDULE 3.15 also includes a list of the names and compensation levels of any consultants and independent contractors regularly utilized by Seller.

     3.16 COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

          (a) To the best of Seller's knowledge, Seller has at all times conducted its business and the Assets have been held in compliance with all applicable laws, regulations, ordinances, orders and other requirements of governmental authorities having jurisdiction over Seller. Seller has not received any formal or informal notice, advice, claim or complaint alleging that Seller has violated or may have violated any law, regulation, ordinance or order and, to Seller's knowledge, no such notice, advice, claim or complaint of any type is threatened. To the best of Seller's knowledge, Seller has at all times complied and presently complies with all applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards and Seller has not received complaints from any employee or any federal, state or local agency alleging any violation of any federal, state or local laws respecting occupational safety and health standards.

          (b) Without limiting the generality of the foregoing, to the best of Seller's knowledge, (i) all real property owned or leased by Seller and all buildings, fixtures, equipment and other improvements located thereon and the present use thereof comply in all respects with applicable fire codes, building codes, health codes, ordinances and regulations; (ii) the business operations of Seller (including without limitation its leased and owned real property) are in compliance with all applicable statutes, regulations, ordinances, decrees or orders of governmental authorities relating to the environment (collectively the "Environmental Laws") including without limitation those relating to Hazardous Materials (as hereinafter defined); (iii) no Hazardous Material has been spilled, released, deposited or discharged on any of Seller's owned or leased real property, no such real property has been used as a landfill or waste disposal site, and such real property is free from pollution; (iv) no notice, information, request, citation, summons or order has been received by Seller and no complaint has been filed and no penalty has been assessed or threatened by any governmental authority with respect to (x) any alleged violation by Seller of any Environmental Law, (y) any alleged failure by Seller to have any environmental permit required in connection with the operation of its business or (z) any generation, treatment, storage, recycling, transportation of disposal of any Hazardous Material; and (v) there have not previously been and are not presently any claims of any nature pursuant to any Environmental Law on any properties owned or leased by Seller. (As used in this Agreement, the term Hazardous Material means any hazardous or toxic substance, material or waste or pollutants or contaminants containing material which is regulated by any authority in any jurisdiction in which Seller does business.)

     3.17 ACCURACY OF INFORMATION FURNISHED. No statement contained in this Agreement or any Exhibit or Schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

     3.18 DISCLOSURE OBLIGATION. The Seller is not in receipt of any information which renders any representation or warranty made by Buyer, or any information contained in any Schedule or Exhibit hereto, inaccurate or incomplete.

4. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement for Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

     4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. Buyer has all requisite corporate power and authority to own and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     4.2 AUTHORITY CONCERNING THIS AGREEMENT. The execution, delivery and performance by Buyer of this Agreement and of each agreement, document or instrument executed and delivered or to be executed and delivered in connection with the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action of Buyer. This Agreement is (and, when executed and delivered, each agreement, document or instrument to be executed and delivered in connection with the transactions contemplated hereby will be) valid and binding upon Buyer, and enforceable against Buyer in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or the principles governing the availability of equitable remedies.

     4.3 AUTHORITY IN COLORADO. Buyer has all requisite authority to conduct business in the State of Colorado.

     4.4 DISCLOSURE OBLIGATION. The Buyer is not in receipt of any information which renders any representation or warranty made by the Seller, or any information contained in any Schedule or Exhibit hereto, inaccurate or incomplete.

     4.5 EMPLOYEES OF SELLER. Buyer warrants that it will maintain the tenure of all of Seller's employees that it retains for the purposes of calculating vacations, sick leave and the waiting period for being eligible for Buyer's medical, life, dental and disability insurance programs. Buyer further warrants that it will maintain all of Seller's employees that it retains at the same compensation and benefit levels as they had on the date of Closing until December 31, 1997.

     4.6 FINANCIAL STATEMENTS. Buyer has the funds (or has available commitments from credit worthy financial institutions to provide the funds) required to pay the Purchase Price hereunder.

5.   INDEMNIFICATION AND SET OFF.

     5.1 INDEMNIFICATION OBLIGATION OF SELLER. Seller, jointly and severally, hereby agrees to defend, indemnify and hold harmless Buyer from, against and in respect of any loss, cost, damage or expense, including but not limited to, legal and accounting fees and expenses (and sales taxes thereon, if any) asserted against, imposed upon or paid, incurred or suffered by Buyer (a "Loss"), in an amount not to exceed One Million Dollars ($1,000,000.00) in the aggregate; Buyer may not attempt to collect any such loss until such time as the amount of all such losses total Seventy-Five Thousand Dollars ($75,000.00) in the aggregate, and then, only as to the excess.

          (a) as a result of, arising from or in connection with any breach of any representation, warranty, covenant or agreement of Seller in this Agreement or in any agreement, document or instrument executed and delivered in connection with the transactions contemplated hereby; or

          (b) any misrepresentation or inaccuracy in, or omission from the Disclosure Schedule or from any certificate, schedule, statement, document or instrument furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement.

     5.2 INDEMNIFICATION OBLIGATION OF BUYER. Buyer hereby agrees to defend, indemnify and hold harmless Seller from, against and in respect of any loss, cost, damage or expense, including but not limited to, legal and accounting fees and expenses (and sales taxes thereon, if any) asserted against, imposed upon or paid, incurred or suffered by Seller (a "Loss"):

          (a) as a result of, arising from or in connection with any breach of any representation, warranty, covenant or agreement of Buyer in this Agreement or in any agreement, document or instrument executed and delivered in connection with the transactions contemplated hereby; or

          (b) as a result of, arising from or in connection with the Assumed Obligations.

     5.3 INDEMNITY PROCEDURE. A party hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party claiming indemnity is referred to as the "Indemnified Party." The Indemnified Party under this Agreement shall give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim of indemnity under this Agreement; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced. As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled to assume defense thereof (at its expense) provided that counsel for the Indemnifying Party who shall conduct the defense of such claim shall be approved by the Indemnified Party, which approval shall not be unreasonably withheld. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

      Neither an Indemnifying Party nor an Indemnified Party shall make any settlement of any claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement (i) involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business or (ii) which does not include as an unconditional term thereof giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     5.4 PAYMENT. In determining the amount owed hereunder, the parties shall make appropriate adjustments for tax benefits and insurance proceeds. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or entity with respect to the subject matter of the claim or litigation. Buyer and Seller shall seek full recovery under any insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder. In the event that an insurance recovery is made by Buyer or Seller with respect to any Loss for which any person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the party or parties who have made a payment under this Section.

     5.5 SET OFF. Buyer shall Set off against the Subordinated Note (i) any amounts to which Buyer may be entitled to payment pursuant to this Section 5,
(ii) any amounts due and owing to Buyer by Seller and (iii) any amounts due and owing to third parties by Seller that Buyer has guaranteed on behalf of Seller. Buyer shall deliver written notice to Seller of its election to and amount of set off within five (5) business days of Buyer's election.

6. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. Seller' obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Seller):

     6.1 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed all of its obligations and complied with all of its covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

     6.2 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Buyer contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made at and as of such time.

     6.3 LEASES. Buyer shall have delivered fully executed triple net leases for the locations indicated in Schedule 1.4;

     6.4 NON-COMPETITION AGREEMENT. Buyer shall have delivered an executed non-competion agreement whereby Buyer agrees not to compete with Printers Personnel, Inc in printing and graphics arts industries for a period of fifteen
(15) months from the date of Closing in the Adams, Arapahoe, Denver, Douglas and Jefferson counties area.

     6.5 DELIVERIES. Buyer shall have delivered or caused delivery of the items set forth in Section 2.3 of this Agreement.

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. Buyer's obligation to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions precedent (any or all of which may be waived in writing, in whole or in part, by Buyer):

     7.1 PERFORMANCE OF OBLIGATIONS. Seller shall have performed all of the obligations and complied with all of the covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date.

     7.2 APPROVALS. Seller shall have delivered to Buyer any and all approvals, consents or assignments necessary for the consummation of the transactions contemplated hereby, including, without limitation, any consents required (i) by any governmental or administrative body, (ii) under any Material Agreement, or
(iii) under any insurance policies that Buyer has determined should continue in force after the Closing.

     7.3 ACCESS. Buyer shall have had full and complete access during normal business hours to the properties, assets, books, agreements, files and records of Seller for the purpose of verifying the information set forth herein.

     7.4 FINANCIAL STATEMENTS. Buyer shall have received a copy of the Financial Statements. Each of the Financial Statements shall be accompanied by a certificate of a company officer in form and substance satisfactory to Buyer.

     7.5 PROPERTY. All of Seller' real and personal property shall be in good operating condition, structurally sound and in good repair. Notwithstanding the foregoing, Buyer acknowledges that Buyer is assuming Assumed Leases and acquiring the Assets in Schedule 1.1 in an "as is" condition.

THE ASSETS ARE BEING SOLD TO THE BUYER "AS IS" WITH ALL FAULTS AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, SELLER MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

     7.6 APPROVAL. The board of directors of Seller shall have approved Seller entering into this Agreement and the consummation of the transactions contemplated hereby. The board of directors of Buyer shall have approved Buyer's entering into this Agreement and consummation of the transactions contemplated hereby.

     7.7 LITIGATION. There shall not have been instituted, pending or threatened against Seller, any suit, action or other proceeding by any private party or governmental agency, commission, bureau or body seeking to restrain or prohibit any of the transactions contemplated by this Agreement.

     7.8 NONCOMPETITION AGREEMENTS. Buyer and Walker shall have entered into a Noncompetition Agreement prohibiting Walker from competing within the counties of Adams, Jefferson, Denver, Arapahoe and Douglas all in the state of Colorado.

     7.9 DISCLOSURE SCHEDULE. Seller shall have furnished to Buyer and its representatives true, correct and complete copies of all documents, agreements and instruments listed in the Disclosure Schedule.

     7.10 OPTION TO PURCHASE. Walker shall have delivered to Buyer at Closing an option to purchase Printers Personnel, Inc.

     7.11 DELIVERIES. Seller shall have delivered or caused delivery of the items set forth in Section 2.2 hereof.

     7.12 REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Seller contained in this Agreement shall be true and correct both at the date on which this Agreement is signed and at and as of the Closing Date as if made anew at and as of such time.

     7.13 OPINION OF SELLER' COUNSEL. Buyer shall have received an opinion from counsel of Seller dated as of the Closing Date and in substantially the form attached as EXHIBIT J hereto.

     7.14 RIGHT TO USE NAME. Buyer shall have received an Assignment giving it the non-exclusive right to use the name and logo of "Stand-By Personnel" for a period of twelve (12) months from the date of Closing at a cost of One Dollar ($1.00).

8.   POST-CLOSING COVENANTS.

     8.1 ACCOUNTS RECEIVABLE OF BUYER. Seller covenants and agrees that if Seller inadvertently collects an account receivable of the Buyer, Seller will deliver the amount received to Buyer within ten (10) days of receipt by Seller.

     8.2 ACCOUNTS RECEIVABLE OF SELLER. Buyer covenants and agrees that if Buyer inadvertently collects an account receivable of a Seller, Buyer will deliver the amount received to Seller within ten (10) days of receipt by Buyer.

     8.3 ACCOUNTS RECEIVABLE REPORTS. Both Buyer and Seller covenant and agree that they will deliver a weekly accounts receivable report to each other for ninety (90) days following the Closing Date.

     8.4 FURTHER ASSURANCES. Seller covenants and agrees with Buyer, its successors and assigns, that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents as may be reasonably necessary to carry out and effectuate the intent and purposes of this Agreement.

     8.5 ASSISTANCE OF WALKER. Walker shall work, during the transition of ownership, which period is defined as ninety (90) days from Closing, at OutSource's request, at a pay rate of Fifty Dollars ($50.00) per hour. OutSource shall provide Walker reasonable notice of the need for her assistance and Walker shall not unreasonably withhold her assistance.

9.   MISCELLANEOUS.

     9.1 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, between the parties hereto with respect to such subject matter. The Exhibits and Schedules to this Agreement are incorporated into and constitute part of this Agreement.

     9.2 AMENDMENT. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

     9.3 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     9.4 SURVIVABILITY. The representations and warranties made under and in connection with this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on and as of such date and shall survive the Closing and consummation of all the transactions contemplated hereby for a period of one (1) year following the Date of Closing.

     9.5 WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

     9.6 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

     9.7 DESCRIPTIVE HEADINGS/RECITALS. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The recitals are incorporated into and made a part of this Agreement.

     9.8 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in counterparts by the separate parties hereto, all of which shall be deemed to be one and the same instrument. Facsimile signatures shall have the same effect as original signatures.

     9.9 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given: when delivered by hand; when delivered by facsimile (if written confirmation of receipt of the facsimile
                                     - 21 -

(if written confirmation of receipt of the facsimile is obtained from the party to be charged with notice); five (5) days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid; or on the second business day after being sent (PREPAID for next day delivery), via Federal Express, Purolator Courier, DHL or other nationally recognized delivery service, as follows:

          If to Seller:           Carlene Walker
                                  11425 W. Atlantic Avenue
                                  Lakewood, CO
                                  303-986-4546

          With a copy to:         Ned Minor
                                  Minor & Brown, P.C.
                                  650 S. Cherry Street
                                  Suite 1100
                                  Denver, CO 80222
                                  Phone: 303-320-1053 Fax: 303-320-6330

          If to Buyer:            OutSource International of America, Inc.
                                  Attention: CEO
                                  1144 East Newport Center Drive
                                  Deerfield Beach, FL 33442
                                  Phone: 954-418-6200 Fax: 954-418-3365

          With a copy to:         Steven Sonberg, Esq.
                                  Holland & Knight
                                  One East Broward Boulevard
                                  Fort Lauderdale, FL  33301
                                  Phone: 305 468-7819
                                  Fax: 305 463-2030

or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

     9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties hereto shall assign any of its rights or obligations hereunder without the express written consent of the other party hereto.

     9.11 APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Colorado.

     9.12 BROKERS AND AGENTS. OutSource has engaged Equitable Business and Financial Services ("Equitable") in bringing OutSource and SBPI together in this transaction. SBPI has not engaged a broker with respect to this transaction. OutSource represents that Equitable is the sole procuring cause for the sale. Equitable will receive a commission as per its agreement with OutSource, and OutSource will indemnify and hold SBPI harmless in regard to the payments of any commission due or payable to Equitable as a result of this transaction.

     9.13 EXPENSES. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including accountants' and attorneys' fees.

     9.14 CONFIDENTIALITY. Prior to the date of Closing, no party hereto shall divulge the existence of the terms of this Agreement, the transactions contemplated hereby or any information about another party that such party may have acquired in connection with the transaction, without the prior written approval of all of the parties hereto, except and as to the extent (i) obligated by law or, (ii) necessary for such party to defend or prosecute any litigation in connection with the transactions contemplated hereby. The parties hereto acknowledge that any breach of the foregoing will give rise to irreparable injury that is not compensable in damages and agree that any party may seek and obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to such party against the breach or threatened breach of such covenants, in addition to any other legal remedies which may be available. Following the date of Closing neither party shall disclose the purchase price or terms paid by Buyer to Seller.

     9.15 CERTAIN INTERPRETATIONS. Words such as "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

     9.16 CONSENT TO JURISDICTION. The parties to this Agreement agree that any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any Colorado state or federal court sitting in Denver County, Colorado and each of the parties hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party (i) waives any objection which it may have that such court is not a convenient forum for any such adjudication, (ii) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby and
(iii) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court. In the event of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby the prevailing party thereunder shall be entitled to recover reasonable attorneys' and paralegal's fees (for negotiations, trials, appeals and collection efforts) and court costs incurred in connection therewith in addition to any other relief to which such party may be entitled.

     9.17 EQUITABLE RELIEF. The parties hereto acknowledge and agree that any party's remedy at law for any breach or threatened breach of this Agreement which relates to requiring that the breaching party take any action or refrain from taking any action, would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party shall be entitled to obtain equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    BUYER:

                                    OutSource International of America, Inc.

                                    By: /s/ DAVID HAYES
                                    ----------------------------
                                    David Hayes
                                    Regional Vice President

                                    SELLER:

                                    Stand-By, Inc.

                                    By: /s/ CARLENE A. WALKER
                                    ----------------------------
                                    Carlene Walker
                                    President

                                    SELLER:
                                    Carlene Walker

                                    By: /s/ CARLENE A. WALKER
                                    ----------------------------
                                    Carlene Walker

                                STAND-BY, INC.,
                             A COLORADO CORPORATION

                               SALE OF ASSETS TO

                   OUTSOURCE INTERNATIONAL OF AMERICA, INC.,
                             A FLORIDA CORPORATION

                                 MARCH 31, 1997

--------------------------------------------------------------------------------
                           INDEX TO CLOSING DOCUMENTS
--------------------------------------------------------------------------------

BOOK 1 OF 2

 1. Asset Purchase Agreement

 2. EXHIBIT A                 List of Assumed Obligations

 3. EXHIBIT B                 Allocation of Purchase Price

 4. EXHIBIT C                 Surordinated Note

 5. EXHIBIT D                 Bill of Sale/Assignment and Assumption Agreement

 6. EXHIBIT G                 Noncompetition Agreement (Walker)

 7. EXHIBIT H                 Lease Assignment and Assumption Agreements

 8. EXHIBIT I                 Assignment of Applications

 9. EXHIBIT J                 Opinion of Counsel

10. EXHIBIT K                 Non-Exclusive License Agreement

11. EXHIBIT L                 Deposit on Purchase Agreement/Printers
                              Personnel, Inc.

12. EXHIBIT M                 Noncompetition Agreement (OutSource)

13. Disclosure Schedule

14. Schedules

   /bullet/ Schedule 1 -      Locations
   /bullet/ Schedule 1.1      Assets
   /bullet/ Schedule 1.4      Real Estate and Personal Property Leases
   /bullet/ Schedule 3.1      Title to Assets; Permitted Liens
   /bullet/ Schedule 3.2      Corporate Status of SBPI
   /bullet/ Schedule 3.4      Condition of Real and Personal Property; Leases

   /bullet/ Schedule 3.5      Financial Statements; Undisclosed Liabilities
   /bullet/ Schedule 3.6      Absence of Certain Changes or Events
   /bullet/ Schedule 3.7      Contracts and Commitments
   /bullet/ Schedule 3.8      Intellectual Property
   /bullet/ Schedule 3.9      Taxes
   /bullet/ Schedule 3.10     Litigation
   /bullet/ Schedule 3.11     Employee Benefit Plans
   /bullet/ Schedule 3.12     Consents and Approvals
   /bullet/ Schedule 3.13     Licenses, Permits and Authorizations
   /bullet/ Schedule 3.14     Guarantees
   /bullet/ Schedule 3.15     Corporate and Personnel Data; Labor Relations

BOOK 2 OF 2

15. Real Property Leases

   /bullet/ 665 Kalamath St.
            Denver, CO

   /bullet/ 1555 Dayton St.
            Aurora, CO

   /bullet/ 7117 Federal
            Westminster, CO

   /bullet/ 7739 E. Colfax
            Denver, CO

   /bullet/ 2901 S. Broadway
            Englewood, CO

   /bullet/ 325 E. Costilla
            Colorado Springs, CO

16. Agreement With Respect to Advertising Contract

17. Agreement With Respect to Shared Costs and Expenses

18. Agreement Regarding Proprietary Knowledge

19. Side Agreement Regarding Shared Employee Compensation

20. Agreement With Respect to the Assumption of Van Loans and Computer Loan

21. UCC-1 Financing Statement

22. Payoff letters from Norwest Bank

23. OutSource Assumption of Norwest Financing Lease (1)

24. UCC-3 Termination

25. Combined Memorandum of Action of the Board of Directors and Sole Shareholder of Stand-By, Inc.

26. Officer's Closing Certificate of Stand-By, Inc.

27. Memorandum of Action of the Board of Directors and Shareholders of Printers Personnel, Inc.

28. Form 8594 Asset Acquisition Statement

29. Consents & approvals

30. Unanimous Written Consent in Lieu of Annual Meeting of the Board of Directors of OutSource International of America, Inc.

31. Officers Certificate of OutSource International of America, Inc.

                                      -3-